CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-1A of BlackRock Funds III of our reports dated February 24, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in BlackRock Funds III’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 23, 2026

Appendix A

BlackRock Funds III

1. BlackRock LifePath Index Retirement Fund
2. BlackRock LifePath Index 2030 Fund
3. BlackRock LifePath Index 2035 Fund
4. BlackRock LifePath Index 2040 Fund
5. BlackRock LifePath Index 2045 Fund
6. BlackRock LifePath Index 2050 Fund
7. BlackRock LifePath Index 2055 Fund
8. BlackRock LifePath Index 2060 Fund
9. BlackRock LifePath Index 2065 Fund
10. BlackRock LifePath Index 2070 Fund
11. BlackRock LifePath Dynamic Retirement Fund
12. BlackRock LifePath Dynamic 2030 Fund
13. BlackRock LifePath Dynamic 2035 Fund
14. BlackRock LifePath Dynamic 2040 Fund
15. BlackRock LifePath Dynamic 2045 Fund
16. BlackRock LifePath Dynamic 2050 Fund
17. BlackRock LifePath Dynamic 2055 Fund
18. BlackRock LifePath Dynamic 2060 Fund
19. BlackRock LifePath Dynamic 2065 Fund
20. BlackRock LifePath Dynamic 2070 Fund